Exhibit 10.56



                                January 11, 2002


Heller Healthcare Finance, Inc.
f/k/a HCFP Funding, Inc.
2 Wisconsin Circle, 4th Floor
Chevy Chase, Maryland 20815
Attention:  David Moore, Senior Vice President

Dear Mr. Moore:

     Reference is made to that certain Loan and Security Agreement originally dated as of February 18, 1998 by and among the Borrowers identified therein and Heller Healthcare Finance, Inc. f/k/a HCFP Funding, Inc., as Lender (as previously amended, as amended hereby and as otherwise amended, modified or supplemented from time to time, the "Loan Agreement"). All capitalized terms used but not defined in this letter (this "Letter Agreement") shall have the meaning given them in the Loan Agreement.

     We are writing to request that Lender agree to lend and Borrower hereby agree to make an additional Revolving Credit Loan in the form of an "overline advance" (i.e., an advance which exceeds the Borrowing Base). We understand that the Lender has agreed to provide such overline advance, provided the Borrower agree to the terms and conditions set forth herein. Accordingly, the Borrower and Lender hereby agree as follows:

     1. The aggregate amount of all advances under the June Overline Loan shall not exceed One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Overline Loan"). The Overline Loan shall bear interest at the Base Rate as specified in the Loan Agreement.

     2. Except as expressly modified by the terms of this Letter Agreement, the Overline Loan will be treated for all purposes as a Revolving Credit Loan under the Loan Agreement, and all principal, interest, fees and other costs and expenses relating to the Overline Loan, including but not limited to those described in paragraph 4 of this Letter Agreement (the "Overline Obligations") shall be treated as additional Obligations under the Loan Agreement and the other Loan Documents. The Maximum Loan Amount shall be inclusive of, and shall not be deemed to be increased by, the Overline Obligations.

     3. The Overline Loan, together with the Overline Fee (as defined in paragraph 4 of this Letter Agreement), shall be repaid in full by Borrower making eight (8) consecutive principal payments each equal to $12,222 beginning on January 18, 2002 and continuing through and including March 8, 2002, and by Borrower making a final payment on March 15, 2002 (the "Maturity Date") equal to $12,224 plus all then outstanding Overline Obligations due and payable under this Letter Agreement.

     4. In consideration for Lender's agreement to make the Overline Loan to Borrower, Borrower hereby agrees to pay to Lender a fee (the "Overline Fee") equal to Ten Thousand and No/100 Dollars ($10,000.00). The Overline Fee shall constitute a portion of the Obligations evidenced and secured by the Loan Documents, shall be deemed earned by Lender as of the date of this Letter
Agreement and shall be payable as set forth in paragraph 3 of this Letter Agreement. In addition, Borrower shall pay Lender for all reasonable costs and expenses of Lender (including but not limited to the reasonable documentation fees of Lender's in-house counsel) in connection with the preparation of this Letter Agreement.

     5. Any breach by Borrower of any of the provisions of this Letter Agreement, including but not limited to any failure of Borrower to repay the Overline Obligations on or before the Maturity Date as required hereunder, shall constitute an immediate and automatic Event of Default under the Loan Agreement without further action or notice by Lender. Upon the occurrence of such an Event of Default, and in addition to the other rights to which Lender may be entitled under the Loan Agreement, or at law or in equity, upon such failure, Lender shall be entitled to apply amounts transferred to the Concentration Account pursuant to Section 2.3 of the Loan Agreement in satisfaction of Borrower's obligations with respect to the Overline Loan and the Overline Obligations.

     6. Except as specifically modified by this Letter Agreement, the Loan Agreement, and all other Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

     7. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments and agreements executed or delivered in connection therewith, nor shall it be construed as a waiver of any other Event of Default, whether now existing of hereafter arising. Lender hereby reserves all of its rights and remedies under the Loan Documents and applicable law.

     8. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to any otherwise applicable conflicts of law provisions thereof.

     9. This Letter Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     10. By execution and delivery of this Letter Agreement, the Borrower agrees to be legally bound by the provisions hereof.

                              Very truly yours,

                              PHC OF MICHIGAN, INC.
                              PHC OF UTAH, INC.
                              PHC OF VIRGINIA, INC.,
                              each a Massachusetts corporation


                              By: /s/ Bruce A. Shear
                              Name:   Bruce A. Shear
                              Title:  President




            [LENDER'S ACKNOWLEDGEMENT SIGNATURE APPEARS ON NEXT PAGE]

ACKNOWLEDGED AND AGREED TO
as of this ____ day of January, 2002:


HELLER HEALTHCARE FINANCE, INC.
f/k/a HCFP FUNDING, INC., a Delaware corporation


By:
   ----------------------------------------------------------------------
Name:
Title: